Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Brigitte Engel
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9270
kpatterson@websense.com	bengel@websense.com

N E W S   R E L E A S E

Websense Reports Record Billings, Revenue and Net Income for Fourth Quarter and Fiscal Year

Continued Strong Demand Drives Top and Bottom Line Performance

SAN DIEGO, January 26, 2005—Websense, Inc. (NASDAQ: WBSN), the world’s leading provider of employee internet management software, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2004.

Revenue in the fourth quarter was a record $31.7 million, an increase of 40 percent from the fourth quarter of 2003. Fourth quarter net income increased 80 percent from the fourth quarter of 2003, to $8.1 million, or 33 cents per diluted share. For the year, revenue was $111.9 million, an increase of 37 percent from 2003, and net income was $26.2 million, or $1.09 per diluted share, an increase of 57 percent from 2003.

Billings for the fourth quarter were $51.8 million, an increase of 35 percent from the fourth quarter of 2003. Billings represent the full amount of subscription contracts billed to customers during the quarter. The difference between billings booked and revenue recognized in the fourth quarter resulted in an increase in deferred revenue of $20.1 million from the end of September, bringing total deferred revenue to a record $132.3 million at the end of December.  For the year, billings totaled $150.2 million, an increase of 35 percent from 2003.

“2004 was an outstanding year for Websense on many levels, and I am extremely pleased with our performance,” said John Carrington, chairman and CEO of Websense, Inc.  “Because our solutions are capable of filling the time and technology gaps left open by existing security infrastructures, Websense is now considered an integral layer of an enterprise’s security. This has resulted in increased awareness and commitment from our customers, strong renewal rates, an increased attach rate for add-on products and market-leading growth of our installed base of users,” Carrington added.

Continued Strong Operating Performance Reflects Balanced Investments in Selling and Marketing and Research and Development

For the fourth quarter of 2004, operating income was a record $11.6 million, or approximately 37 percent of revenue, an increase of 71 percent from the fourth quarter of 2003. Gross margin was 93 percent of revenue, consistent with gross margin levels since early 2002, as the company continues to scale its database and technical support organizations with the increase in its customer base and product offerings, and with the growth of the Internet.

During the quarter, the company continued to invest in research and development, spending $3.8 million, or 12 percent of revenue, to enhance the Websense Enterprise® and Websense® Client Policy Manager™ platforms, develop other new and complementary product offerings, increase the number of security platforms integrated with the Websense solution and establish and maintain Websense Security Labs™.  New and enhanced products introduced during the quarter included Websense Enterprise v5.5, the newest version of the company’s core application and central management console, and the Real Time Security Updates™ module, an add-on security module that updates subscribing customers’ Security Premium Group™ and Client Policy Manager databases in real time as new malicious sites and applications are identified and categorized.

Selling and marketing expense was $12.1 million for the quarter, or 38 percent of revenue, and reflected investments made in worldwide marketing programs, as well as higher commissions paid on seasonally higher billings.  Sales and marketing expense typically increases as a percent of revenue in the fourth quarter, reflecting the seasonal surge in billings associated with year-end purchasing by new customers and renewals and upgrades from existing customers.  General and administrative expense was $1.8 million, or six percent of revenue..

The company ended the fourth quarter of 2004 with $243.8 million in cash and investments, an increase of $17.9 million from the third quarter, and zero debt. During the quarter, the company generated more than $18 million in net operating cash flow. The company also spent approximately $5.4 million to repurchase 107,500 shares of the company’s common stock at an average price of $50.44. To date, Websense has repurchased 1,006,000 shares out of the two million shares authorized for repurchase by the board of directors.

Fourth Quarter Business Highlights

In addition to record financial results, fourth quarter business highlights included:

•                  Significant growth in the installed base of customers and seats from the third quarter of 2004, with seats under subscription increasing by approximately 1.3 million seats, to 19.8 million, and the number of customers growing by approximately 700 organizations, to 24,300 worldwide.  For the year, the number of customers increased approximately 3,700 and seats under subscription grew by approximately 3.4 million seats.

•                  Strong customer renewals, consistent with the recent historical range of 75 to 80 percent. Revenue recognized from renewed business was approximately 65 percent of fourth quarter total revenue, compared with approximately 65 percent in the third quarter of 2004 and approximately 60 percent in the fourth quarter of 2003.

•                  An increase in the attach rate for add-on products, including the Security, Bandwidth and Productivity Premium Groups, to approximately 50 percent from approximately 45 percent in the third quarter of 2004 and approximately 40 percent in the fourth quarter of 2003.

•                  Continued growth outside the United States, with international revenue accounting for 32 percent of total revenue in the quarter, compared to approximately 32 percent in the third quarter of 2004 and approximately 32 percent in the fourth quarter of 2003.  For the year, revenue from customers outside the United States contributed 32 percent of the total and grew 41 percent from 2003.

•                  An increase in the average annualized contract value to approximately $8,300, compared to $7,200 in the fourth quarter of 2003, and $7,100 in the third quarter of 2004.

•                  Billings mix of approximately 51 percent one-year subscriptions, compared to 50 percent in the fourth quarter of 2003, and approximately 58 percent in the third quarter of 2004, consistent with historical seasonal trends.

•                  Growth in the Websense URL database to more than 8 million websites, classified into more than 90 categories in more than 50 languages. Additionally, the company has identified and categorized more than 650,000 software applications and executable files in its Client Policy Manager database, and built a comprehensive database of common network protocols to manage network policies as well as enable management of spyware, instant messaging, peer-to-peer file sharing, streaming media and other non-http traffic.

2004 Business Highlights

In addition to consistently strong quarterly financial performance, business highlights for 2004 included:

•                  Release of two significant updates to the Websense Enterprise v5 platform, including Websense Enterprise v5.5 in October with automated security threat updates and real-time alerts, enhanced security features for mobile users and image search filtering.

•                  Release of three new security add-on modules, Client Policy Manager, Instant Messaging Attachment Manager and Real-Time Security Updates, designed to address the time and technology security gaps in customers’ network security infrastructures.

•                  Launch of Websense Security Labs to discover, investigate and report advanced internet threats.  Since its launch in August, Websense Security Labs has issued more than 100 alerts and provided valuable assistance to industry organizations in identifying new phishing and malicious websites.

•                  Planned support for Microsoft’s new Network Access Protection (NAP) technology.  Working within the NAP architecture, Websense’s Client Policy Manager will help enterprise customers close critical security gaps at the desktop and provide layered endpoint protection from emerging and blended security threats.

•                  Continued expansion of our technology partnership relationships with key security platform vendors, resulting in integrated support for Microsoft’s ISA Server 2004, an embedded solution for Network Appliance’s NetCache platform and an upgraded version of our embedded solution with Cisco’s Content Engine appliance.

•                  Confirmation of Websense’s leadership position in the web filtering market by market research firms IDC and Frost and Sullivan in their annual studies and market forecasts.

•                  Numerous awards recognizing product and financial performance, including:

•                  PC Week’s Editors’ Choice award for Websense Enterprise® v5.1

•                  Reader’s Choice award from WINDOWS IT Pro magazine

•                  Reader’s Choice award from Windows Server System magazine

•                  SC Magazine’s “Best Buy” award for instant messaging security tools

•                  Forbes magazine’s “Top 25 Technology Companies” list

•                  Software magazine’s 22nd annual “Top 500” software companies list

•                  #13 on FORTUNE magazine’s 100 Fastest Growing Companies list

•                  #11 on FORTUNE Small Business magazine’s “100 Fastest Growing Small Public Companies” list

•                  #8 on Business 2.0 magazine’s “100 Fastest Growing Tech Companies” list

First Quarter 2005 Outlook

Websense provides guidance on its anticipated financial performance for the coming quarter based on its assessment of the current business environment and historical seasonal trends in its business. In providing quarterly guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as conditions change. For the first quarter of 2005:

•                  Billings are expected to be in the range of $33.5 to $34.5 million.

•                  Subscription revenue is expected to be in the range of $33 to $34 million.

•                  Gross margin is expected to remain consistent with prior quarters at approximately 93 percent of revenue.

•                  Operating margin is expected to be approximately 35 percent of revenue.

•                  The effective tax rate is expected to be approximately 36 percent.

•                  Based on the above revenue and expense structure, earnings are expected to be 33 cents per diluted share.

Additional Corporate Developments

Today, in a separate release, Websense announced that John Carrington and the Websense Board of Directors have initiated a succession process to identify a new chief executive officer for the company.  Mr. Carrington and the Board hope to identify the potential successor before January 2006, although there is no deadline for this process.  Carrington will remain in his current role as chief executive officer until a successor is identified, and will retain his role as executive Chairman of the Board following the transition.  In his role as executive Chairman, Carrington will concentrate on long-term strategic initiatives involving new technology, possible acquisitions and strategic partnerships.

Conference Call

Websense is hosting a conference call and simultaneous webcast today at 5:00 p.m. EST (2:00 pm PST), to discuss these results. To participate in the call, investors should dial (800) 289-0496 (domestic) or (913) 981-5519 (international) ten minutes prior to the scheduled start of the call. The webcast may be accessed via the internet at www.websense.com/investors. An audio archive of the webcast will be available on the company’s website through March 31, 2005, and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 985154.

Non-GAAP Financial Measures

This press release includes financial measures for billings that are not numerical measures that can be calculated in accordance with generally accepted accounting principles (GAAP). Websense has provided this measurement in press releases reporting financial performance, presently and in the past, because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings and deferred revenue for the fourth quarter of 2004 is set forth at the end of this press release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), the world’s leading provider of employee internet management solutions, enables organizations to optimize employee use of computing resources and mitigate new threats related to internet use including instant messaging, peer-to-peer, and spyware. By providing usage policy enforcement at the internet gateway, on the network and at the desktop, Websense products enhance productivity and security, optimize the use of IT resources and mitigate legal liability for our customers. For more information, visit www.websense.com.

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This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, customer acceptance of the company’s services, products and fee structures; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at (<http://www.sec.gov>).  Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Tables to follow

Websense, Inc.

Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Revenue	$31,688	$22,700	$111,859	$81,734

Cost of revenue	2,301	1,516	7,769	5,523

Gross margin	29,387	21,184	104,090	76,211

Operating expenses:
Selling and marketing	12,145	9,428	42,625	31,845
Research and development	3,832	3,295	14,509	12,843
General and administrative	1,803	1,663	8,200	6,649
Amortization of stock-based compensation	—	7	—	83
Total operating expenses	17,780	14,393	65,334	51,420
Income from operations	11,607	6,791	38,756	24,791
Other income, net	759	419	2,226	2,292
Income before income taxes	12,366	7,210	40,982	27,083
Provision for income taxes	4,230	2,702	14,806	10,395
Net income	$8,136	$4,508	$26,176	$16,688

Basic net income per share	$0.35	$0.20	$1.13	$0.76
Diluted net income per share	$0.33	$0.19	$1.09	$0.73

Basic common shares	23,418	22,394	23,080	22,038
Diluted common shares	24,491	23,368	24,114	22,976

Financial Data:
Total deferred revenue	$132,317	$93,960	$132,317	$93,960

Websense, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31,	December 31,
	2004	2003

Assets
Current assets:
Cash and cash equivalents	$38,878	$35,324
Investments in marketable securities	204,910	147,535
Accounts receivable, net	44,309	27,999
Income taxes receivable	3,201	—
Deferred income taxes	8,530	8,733
Other current assets	1,525	1,271
Total current assets	301,353	220,862

Property and equipment, net	3,955	2,997
Deferred income taxes, less current portion	9,523	8,672
Deposits and other assets	462	418

Total assets	$315,293	$232,949

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,100	$743
Accrued payroll and related benefits	7,163	5,241
Other accrued expenses	5,011	3,835
Income taxes payable	1,758	241
Deferred revenue, current portion	90,686	65,480
Total current liabilities	105,718	75,540

Deferred revenue, less current portion	41,631	28,480

Stockholders’ equity:
Common stock	245	228
Additional paid-in capital	156,875	120,639
Treasury stock	(30,664)	(7,684)
Retained earnings	41,907	15,731
Accumulated other comprehensive income (loss)	(419)	15
Total stockholders’ equity	167,944	128,929

Total liabilities and stockholders’ equity	$315,293	$232,949

Websense, Inc.

Reconciliation of Billings to Deferred Revenue

(Unaudited and in thousands)

Deferred revenue balance September 30, 2004	$112,186
Billings fourth quarter 2004	51,819
Revenue recognized fourth quarter 2004	(31,688)
Deferred revenue balance December 31, 2004	$132,317